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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kenexa Corporation
Wayne, Pennsylvania

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 2, 2005, except for Note 14, which is as of April 8, 2005 and May 27, 2005, relating to the consolidated financial statements of Kenexa Corporation, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
Philadelphia, Pennsylvania

February 22, 2006

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Consent of Independent Registered Public Accounting Firm